UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of Report: February 19, 2004

NL INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-640 (Commission File Number)	13-5267260 (IRS Employer Identification No.)

5430 LBJ Freeway, Suite 1700, Dallas, TX 75240-2697 (Address of principal executive offices) (Zip Code)

(972) 233-1700 (Registrant's telephone number, including area code)

(Former name or address, if changed since last report)

Item 9:	Regulation FD Disclosure

        The registrant hereby furnishes the information set forth in the press release issued on February 19, 2004, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

        The information, including the exhibit, the registrant furnishes in this report is not deemed “filed” for purposes of section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Registration statements or other documents filed with the Securities and Exchange Commission shall not incorporate this information by reference, except as otherwise expressly stated in such filing.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NL INDUSTRIES, INC. (Registrant)

By: /s/ A. Andrew R. Louis A. Andrew R. Louis Assistant Secretary

Date: February 19, 2004

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press release dated February 19, 2004 issued by NL Industries, Inc.